                                EXHIBIT 10.101


                       INDENTURE OF LEASE AGREEMENT FOR

                      INGRAM MICRO DISTRIBUTION FACILITY

                              INDENTURE OF LEASE

                                BY AND BETWEEN

                      WELLS OPERATING PARTNERSHIP, L.P.,

                                   LANDLORD

                                      AND

                              INGRAM MICRO L.P.,

                                    TENANT



                          DATED: September 7/th/, 2001

                          PREMISES: 3820 Micro Drive
                             Millington, Tennessee

                               TABLE OF CONTENTS
                               -----------------



                                                                            PAGE
                                                                            ----
ARTICLE I        LEASE PROVISIONS                                              1

ARTICLE II       DEFINITIONS                                                   2

ARTICLE III      PREMISES                                                      3

ARTICLE IV       TERM                                                          4

ARTICLE V        RENT                                                          4

ARTICLE VI       IMPOSITIONS                                                   6

ARTICLE VII      USE                                                           7

ARTICLE VIII     CONDITION OF PREMISES; ALTERATIONS AND REPAIRS                8

ARTICLE IX       INSURANCE                                                    11

ARTICLE X        FIRE AND OTHER CASUALTY                                      12

ARTICLE XI       OBLIGATIONS OF TENANT                                        13

ARTICLE XII      DEFAULT BY TENANT; REMEDIES                                  15

ARTICLE XIII     CONDEMNATION                                                 19

ARTICLE XIV      ACCESS AND RIGHT TO EXHIBIT                                  20

ARTICLE XV       RIGHT OF FIRST OFFER                                         20
ARTICLE XVI      ASSIGNMENT OR SUBLEASE                                       21

ARTICLE XVII     WAIVER OF REDEMPTION                                         23

ARTICLE XVIII    MORTGAGE PRIORITY                                            23

ARTICLE XIX      LANDLORD CONSENT                                             23

ARTICLE XX       CERTIFICATION                                                23

ARTICLE XXI      WAIVER OF TRIAL BY JURY                                      24

                               Table Of Contents
                               -----------------
                                  (Continued)

ARTICLE XXII      OPTION TO EXTEND                                          24

ARTICLE XXIII     QUIET ENJOYMENT                                           25

ARTICLE XXIV      LANDLORD AND PERSONAL LIABILITY                           26

ARTICLE XXV       NOTICES                                                   26

ARTICLE XXVI      COVENANTS, EFFECT OF WAIVER                               26

ARTICLE XXVII     HOLDING OVER                                              27

ARTICLE XXVIII    ATTORNMENT                                                27

ARTICLE XXIX      REAL ESTATE BROKER                                        27

ARTICLE XXX       ENVIRONMENTAL LAWS                                        28

ARTICLE XXXI      VALIDITY OF LEASE                                         31

ARTICLE XXXII     REFERENCE                                                 31

ARTICLE XXXIII    ENTIRE AGREEMENT                                          32

ARTICLE XXXIV     MERGER OF TITLE                                           32

ARTICLE XXXV      ASSIGNMENT BY LANDLORD                                    32

ARTICLE XXXVI     GROUND LEASE AND BOND DOCUMENTS                           32

ARTICLE XXXVII    MISCELLANEOUS                                             33



EXHBITS:

EXHIBIT A - FORM OF GUARANTY
EXHIBIT B - LEGAL DESCRIPTION
EXHIBIT C - ENVIRONMENTAL REPORTS AND MATERIALS STORED AT PREMISES

     THIS INDENTURE OF LEASE (this "Lease") made as of this 7/th/day of September, 2001, by and between WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (hereinafter referred to as the "Landlord"), with offices located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092 and INGRAM MICRO L.P. a Tennessee limited partnership (hereinafter referred to as the "Tenant"), with offices located at c/o Ingram Micro Inc., 1600 East St. Andrew Place, Santa Ana, California 92705.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

                                   ARTICLE I
                               Lease Provisions

l.    Address for             3820 Micro Drive
      the Premises            Millington, Tennessee

2.    (a) Term:               The Initial Term of this Lease, and any Option
                              Term.

      (b) Commencement Date:  September ____, 2001 (insert date of acquisition of Premises by Landlord)

      (c) Expiration Date:    The last day of the Initial term or any Option
                              Term, unless sooner terminated pursuant to this Lease.

      (d) Initial Term:       Ten (10) years beginning on the Commencement Date
                              and ending on the Expiration Date

      (e) Option Term:        Two (2) successive options to extend for ten (10)
                              years each.

3.   Guarantor:               Ingram Micro Inc., a Delaware corporation under
                              that Guaranty of Lease dated the date hereof and
                              substantially in the form of Exhibit "A" attached
                                                           ----------
                              hereto.

4.   Address for Notice:
                              6200 The Corners Parkway, Suite 250
                              Norcross, Georgia 30092
                              Attn: Vice President-Property Management

     (b) Tenant:              c/o Ingram Micro Inc.
                              1600 East St. Andrew Place
                              Santa Ana, California 92705
                              Attention:  Corporate Real Estate

                                  ARTICLE II
                                  Definitions

     "Additional Rent" is defined in Section 5.2.

     "Alterations" is defined in Section 8.4.

     "Bond Documents" means the Bond, Deed of Trust, Ground Lease and all other instruments, documents and agreements executed and delivered in connection with the issuance of the Bond, all as more fully described in that certain Agreement for the Purchase and Sale of Property between the parties hereto, dated as of the date hereof.

     "Buildings" means the buildings, equipment and improvements now or hereinafter erected on the Land.

     "Business day" is every day which most commercial banks based in California are open for the ordinary conduct of business.

     "Claims" is defined in Section 11.3.

     "Commencement Date" is set forth in Article I.

     "Default Rate" means five percent (5%) over the prime reference rate announced from time to time by Bank of America, Atlanta, Georgia as such prime reference rate may be adjusted and announced from time to time, or if unavailable, the parties shall use the prime reference rate of any Georgia regional bank selected by Landlord, but in no event greater than the maximum legal rate.

     "Environmental Laws" is defined in Section 31.10.

     "Event of Default" is defined in Section 12.2.

     "Expiration Date" is defined in Article I.

     "Fixed Rent" is defined in party Section 5.1.

     "Ground Lease" means, in respect to the Land and the Buildings, the Bond Real Property Lease, dated as of December 20, 1995, by and between Landlord, as ground lessee, and the Ground Lessor.

     "Ground Lessor" means The Industrial Development Board of the City of Millington, Tennessee.

     "Hazardous Substances" is defined in Section 31.11.

     "Impositions" is defined in Section 6.1.

     "Indemnified Parties" is defined in Section 11.3.

     "Land" means that certain real property described on Exhibit "B" attached
                                                          -----------
hereto and incorporated herein by this reference.

     "Landlord" is defined in the introductory paragraph to this Lease.

     "Lease" means this lease made between Landlord, as landlord, and Tenant, as tenant.

     "Mortgage" is defined in Section 6.2.

     "Mortgagee" is defined in Section 6.2.

     "Non-Disturbance Agreement" is defined in Article XVIII.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other entity.

     "Premises" means the Land and the Buildings.

     "Profit" is defined in Article XVI.

     "Rent" means the Fixed Rent and Additional Rent.

     "Requirements of Law" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 1201 et.seq. and any other similar
                                             ------
Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Premises.

     "Tenant" is defined in the introductory paragraph to this Lease.

     "Term" is defined in Article I.

     "Threshold Amount" is defined in Section 8.4.

     "Work" is defined in Section 8.5.

                                  ARTICLE III
                                    Premises

     Landlord hereby leases to Tenant and Tenant hereby takes from Landlord, all right, title and interest of Landlord in and to the Buildings located on the Land more particularly described on Exhibit "B" attached hereto and made a part hereof, together with certain
   ----------
parking facilities, driveways and any other public or common facilities contained in or about the Premises, subject, however, to all of the terms, covenants, provisions and conditions herein set forth, and to all present liens, encumbrances, conditions, rights, easements, restrictions, rights-of-way, covenants, other matters of record, and zoning and laws, ordinances, regulations and codes affecting or governing the Buildings and other improvements located on the Land or which may hereafter affect or govern the Premises, and such matters as may be disclosed by inspection or survey.

                                  ARTICLE IV
                                     Term

     Section 4.1 Initial Term. The Initial Term of this Lease shall be for ten
                 ------------
(10) years, commencing as of the Commencement Date and terminating on the Termination Date.

     Section 4.2 Lease Year. For purposes of this Lease, a "Lease Year" shall be
                 ----------
deemed to be each consecutive period of twelve (12) full calendar months during the Term hereof, except that the first Lease Year shall, in addition, include the fractional portion of the month, if any, immediately following the Commencement Date, and that the last Lease Year shall run only from the day following the termination of the previous Lease Year to the termination date of the Lease.

     Section 4.3 Title.  The Premises is leased to Tenant without any
                 -----
representation or warranty of title, condition of the improvements or permitted uses, express or implied, by the Landlord and subject to the rights of parties in possession, the existing state of title (including, without limitation, the permitted exceptions), the terms of the Ground Lease and all applicable Requirements of Law. Tenant shall in no event have any recourse against Landlord for any defect in or exception to title to the Premises. Tenant expressly waives and releases Landlord from any common law or statutory covenant of quiet enjoyment.

                                   ARTICLE V
                                      Rent

     Section 5.1  Fixed Rent.  Starting on the Commencement Date and continuing
                  ----------
for the Initial Term of this Lease, Tenant shall pay as Fixed Rent for the Premises as follows:


                        Fixed Rent     Fixed Rent
         Year            Per Year       Per Month
         ----            --------       ---------

         1-5          $2,035,275.00    $169,606.25

         6-10         $2,340,566.00    $195,047.17

     All of the payments of Fixed Rent required hereunder shall be made without prior notice of demand therefore and without any deduction, abatement or set off for any reason whatsoever, except as set forth in this Lease.

     Section 5.2  Additional Rent.  Throughout the Initial Term, and any Option
                  ---------------
Term, Tenant shall also pay and discharge as additional rent (the "Additional Rent'') all other amounts, liabilities and obligations of whatsoever nature relating to the Premises (including all Impositions which Tenant shall pay directly in accordance with Section 6.1) arising under any easements, restrictions, or other similar agreements affecting the Premises, insurance maintained by Landlord (including business interruption insurance), and all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts when due, and all damages, costs and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, all of which Tenant hereby agrees to pay upon demand or as is otherwise provided herein. Upon any failure by Tenant to pay any of the Additional Rent, Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Fixed Rent, subject to Landlord's obligation to give notice and opportunity to cure as provided in
Article XII. The term Additional Rent shall be deemed rent for all purposes hereunder other than with respect to Tenant's internal accounting procedures.

     Section 5.3  Payment Date. All Fixed Rent payable hereunder shall be
                  ------------
payable when due in monthly installments on the first day of each calendar month, or, if the first day is not a Business day, then on the first Business day of the month paid by bank or company check in United States currency, which shall be legal tender for all debts, public and private, payable to Landlord and sent to Landlord's address set forth in Article I, or to such other person or persons or at such other place as may be designated by notice from Landlord to Tenant, from time to time. Notwithstanding the foregoing, Impositions shall be payable to the parties to whom they are due, except as otherwise provided herein.

     Section 5.4  Net Lease.  This Lease shall be deemed and construed to be a
                  ---------
"Net, Net, Net Lease", and Tenant shall pay to Landlord, absolutely net throughout the Term, the Rent, free of any charges, taxes, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever. Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as herein otherwise expressly set forth. Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Premises, except debt service on any Mortgage or any other indebtedness of Landlord, which may arise or become due or payable prior to, during or after (but attributable to a period falling prior to or within) the Term. Except as specifically set forth herein, the obligations of Tenant hereunder shall not be affected by reason of any damage to or destruction of the Premises or any part thereof, any taking of the Premises or any part thereof or interest therein by condemnation or otherwise, any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Premises or any part thereof, or any interference with such use, occupancy or enjoyment by any person or for any reason, any matter affecting title to the Premises, any eviction by paramount title or otherwise, the impossibility, impracticability or illegality of performance by Landlord, Tenant or both, any action of any governmental authority, Tenant's acquisition of ownership of all or part of the Premises (unless this Lease shall be terminated by a writing signed by Landlord, Tenant and any Mortgagee having an interest in the Premises), any breach of warranty or misrepresentation, or any other cause whether similar or dissimilar to the foregoing and whether or not Tenant shall have notice or knowledge thereof and whether or not such cause shall now be foreseeable. The parties intend that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations have been modified terminated pursuant to an express provision of this Lease or by mutual agreement of Landlord and Tenant.

     Section 5.5  Late Fee.  In the event Tenant fails to pay any Rent on or
                  --------
before the tenth (10th) day after it is due, Landlord shall be entitled to charge as Additional Rent a service fee equal to five (5%) percent of such late payment of Rent plus interest at the Default Rate. The foregoing shall be in addition to any other right Landlord shall have by this Lease or by law in the event Tenant fails to pay its Rent in accordance with this Lease. The failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay late charges shall not constitute a waiver by Landlord of its rights to enforce the provisions of this section in any instance thereafter occurring, nor shall acceptance of late charges be deemed to extend the time of payment of Rent.

                                   ARTICLE VI
                                  Impositions

     Section 6.1. Impositions.  Tenant shall pay and discharge as and when due,
                  -----------
all taxes, assessments, water rents, sewer rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special, in said categories, together with any interest or penalties imposed upon the late payment thereof, which, pursuant to past, present or future law, during, prior to or after (but attributable to a period falling prior to or within) the Term, shall have been or shall be levied, charged, assessed, imposed upon or grow or become due and payable out of or for or have become a lien on the Premises or any part thereof, any improvements or personal property in or on the Premises, this Lease, the Ground Lease, the Rent payable by Tenant or on account of any use of the Premises and such franchises as may be appurtenant to the use and occupation of the Premises (all of the foregoing being hereinafter referred to as "Impositions"). Tenant, upon request from Landlord, shall submit to Landlord the proper and sufficient receipts or other evidence of payment and discharge of the same. If any Impositions are not paid when due, Landlord shall have the right but shall not be obligated to pay the same following ten (10) days, written notice to Tenant, provided Tenant does not contest the same as herein provided. If Landlord shall make such payment, Landlord shall thereupon be entitled to repayment by Tenant on demand as Additional Rent hereunder.

     Section 6.2. Right to Contest.  Tenant shall have the right to protest and
                  ----------------
contest any Impositions imposed against the Premises or any part thereof and be entitled to receive any credit or refund relating to the Term, provided (i) the same is done at Tenant's sole cost and expense, (ii) nonpayment will not subject the Premises or any part thereof to sale or other liability by reason of such nonpayment, (iii) such contest shall not subject Landlord or the holder (the "Mortgagee") of any mortgage or deed of trust (a "Mortgage") encumbering all or any part of the Premises to the risk of any criminal or civil liability, (iv) if such Imposition must be paid pursuant to any applicable statute, ordinance, regulation or rule as a condition to such protest and contest, Tenant shall timely pay such Imposition, and (v) Tenant shall provide copies of all notices and correspondence regarding Impositions and the contest thereof to Landlord. If such payment is not required by any applicable statute, ordinance, regulation or rule, Tenant shall provide such security as may reasonably be required by Landlord to ensure payment of such contested Imposition. Landlord agrees to execute and deliver to Tenant any and all documents reasonably required for such purpose and to cooperate with Tenant in every reasonable respect in such contest, but without any out-of-pocket cost or expense to Landlord. Landlord shall also have the right to protest and contest any Impositions.

     Section 6.3  Payments in Installments.  To the extent permitted by law,
                  ------------------------
Tenant shall have the right to apply for the conversion of any Impositions to make the same payable in annual installments over a period of years, and upon such conversion Tenant shall pay and discharge said annual installments as they shall become due and payable. Tenant shall pay all such deferred installments prior to the expiration or sooner termination of the Term, notwithstanding that such installments shall not then be due and payable; provided, however, that any Impositions (other than one converted by Tenant so as to be payable in annual installments as aforesaid) relating to a fiscal period of the taxing authority, a part of which is included in a period of time after the Expiration Date, shall (whether or not such Impositions shall be assessed, levied, confirmed, imposed or become payable, during the Term) be adjusted between Landlord and Tenant as of the Expiration Date, so that Landlord shall pay that portion of such Impositions which relate to that part of such fiscal period included in the period of time after the Expiration Date, and Tenant shall pay the remainder thereof.

     Section 6.4. Taxes.  If at any time during the Term, a tax or excise on
                  -----
Rents or other tax, however described, is levied or assessed with respect to the Rent or any part thereof (as opposed to any charges in the nature of those described in Section 6.5 below) or against Landlord as a substitute in whole or in part for any Impositions theretofore payable by Tenant, Tenant shall pay and discharge such tax or excise on Rents or other tax before it becomes delinquent, and the same shall be deemed to be an Imposition levied against the Premises.

     Section 6.5. Excluded Taxes.  Except as set forth in Section 6.4 above,
                  --------------
Tenant shall not be obligated to pay any franchise, excise, corporate, estate, inheritance, succession, capital, levy or transfer tax of Landlord or any income, profits or revenue tax upon the income of Landlord.

     Section 6.6  PILOT Agreement. Notwithstanding anything to the contrary
                  ---------------
contained herein, the Premises are currently under a Payment in Lieu of Tax Agreement, dated as of December 20, 1995 ("PILOT Agreement"), by and between Ground Lessor and Tenant, wherein Ground Lessor has granted financial incentives to Tenant, i.e., the Premises and the Equipment (as defined in the Ground Lease) are exempt from all taxation through the calendar year 2005, by or on behalf of the City of Millington and Shelby County for so long as title to the Premises is held by the Ground Lessor. Landlord hereby acknowledges the existence of said PILOT Agreement and agrees that, so long as Tenant is not in default under this Lease, it will not take any actions that will cause the PILOT Agreement and the Bond Documents to terminate or expire prior to the end of 2005. In the event the PILOT Agreement is not honored due to reasons beyond the control of Landlord or the conduct of Landlord, Tenant agrees to pay any taxes which may be due and any tax which may be assessed against the Premises or on the value of the leasehold interest, including any such taxes which may be applicable to a period prior to the commencement of the Term hereof.

                                  ARTICLE VII
                                      Use

     The Premises shall be used by Tenant for general office/distribution warehouse purposes in compliance with the Ground Lease, and any covenants, conditions and restrictions of record and in material compliance with any Requirements of Law; and provided that such uses do not increase the liability, directly or indirectly, of Landlord or adversely affect the value, utility or remaining useful life of the Premises in any material respect. At all times during the Term, the Premises shall be continuously used by Tenant or a permitted assignee or sublessee in the ordinary course of its business. Tenant shall pay, or cause to be paid, all charges and costs required in connection with the use of the Premises as contemplated by this Lease. Tenant shall not commit or permit any waste of the Premises or any part thereof.

                                  ARTICLE VIII
                 Condition Of Premises, Alterations And Repairs

     Section 8.1. "As Is" Condition.  The parties acknowledge that Landlord
                   ----------------
purchased the leasehold interest to the Premises directly from Tenant. In connection with such purchase, Tenant and Landlord have entered into this Lease to enable Tenant to retain possession and use of the Premises subject to the terms and conditions hereof. In connection with Tenant's prior ownership and prior and continuing possession of the Premises, Tenant has examined the Premises, is familiar with the physical condition, expenses, operation and maintenance, zoning, status of title and use that may be made of the Premises and every other matter or thing affecting or related to the Premises, and is leasing the same in its "As Is" condition. Landlord has not made and does not make any representations or warranties whatsoever with respect to the Premises or otherwise with respect to this Lease. Tenant assumes all risks resulting from any defects (patent or latent) in the Premises or from any failure of the same to comply with any governmental law or regulation applicable to the Premises or the uses or purposes for which the same may be occupied.

     Section 8.2. Maintenance and Repair.  At Tenant's sole cost and expense,
                  ----------------------
Tenant shall keep the Premises, including, without limitation, the adjoining sidewalks and curbs, if any, clean and in first class condition and repair, and Tenant shall make all repairs and replacements, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, and shall perform all maintenance, necessary to maintain the Premises, including, without limitation, the roof, generators and all building systems, and any parking, sidewalks and curbs in good condition and repair, reasonable wear and tear excepted. When used in this Section 8.2, the term "repairs" shall include any necessary additions, alterations, improvements, replacements, renewals and substitutions. All repairs made by Tenant shall be equivalent in quality and class to the original work and shall be made in compliance with all Requirements of Law. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations to the Premises, and Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises and all costs and expenses incidental thereto.

     Section 8.3. No Cost to Landlord.  Landlord shall not be responsible for
                  -------------------
the cost of any alterations of or repairs to the Premises of any nature whatsoever, structural or otherwise, whether or not now in the contemplation of the parties.

     Section 8.4. Alterations.  Tenant shall have the right at any time and from
                  ------------
time to time during the Term to make, at its sole cost and expense, changes, alterations, additions or improvements (collectively, "Alterations") in or to the Premises, subject, however, in each case to all of the following:

     (a) No Alteration shall be undertaken except after twenty (20) days prior notice to Landlord, provided that, notwithstanding any term or provision of this Lease to the contrary, no such notice shall be required with respect to (i) any nonstructural Alteration involving an estimated cost of less than the Threshold Amount (defined below), or (ii) any Alteration made by Tenant on an emergency basis, in which case Tenant shall notify Landlord of such emergency Alteration soon as practicable.

     (b) No structural Alteration and no other Alteration involving an estimated cost of more than the Threshold Amount shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

     (c) Any Alteration shall, when completed, be of such a character as not to materially reduce the value of the Premises below its value immediately before such Alteration.

     (d) No Alteration shall be made by Tenant if the same would materially reduce the cubic content of the Buildings or weaken, temporarily or permanently, the structure of the Buildings or any part thereof, or enable Tenant to conduct activity inconsistent with the limitations upon its use as stated in Article VII.

     (e) The provisions and conditions of Section 8.5 shall apply to any work performed by Tenant under this Article.

     (f) For purposes of Sections 8.4 and 8.5, the "Threshold Amount" shall mean an amount equal to $100,000. For purposes of determining Threshold Amount, an Alteration shall include any series of or related improvements whose cost, in the aggregate, equals or exceeds $100,000.

     (g) For purposes of Sections 8.4 and 8.5, notice of whether Landlord' consent has been given or withheld shall be delivered to Tenant within ten (10) Business days following receipt of request (as such time period shall be extended for a reasonable period in the event Landlord determines, in its reasonable discretion, that it is prudent to engage a third party to review the plans and specifications, if any, pertaining to such contemplated Alteration, provided that Tenant is notified of such determination by Landlord within such ten (l0) Business day period) and, if no such notice is given to Tenant within such period of time, Landlord shall be deemed to have accepted and approved the items submitted by Tenant.

     Section 8.5. Work at Premises.  Tenant agrees that all Alterations, repairs
                  ----------------
and other work which Tenant shall be required or permitted to do under the provisions of this Lease (each hereinafter called the "Work") shall be (i) performed to substantially the same standard of quality as found in the original improvements, workmanlike manner, and in accordance with all Requirements, as well as any plans and specifications therefor which shall have been approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (ii) commenced and completed promptly, and (iii) done in all cases upon and subject to the terms of any Non-Disturbance Agreement and, to the extent not inconsistent with any term thereof, all of the following terms and conditions:

     (a) If the Work shall involve (i) any structural repair, Alterations or other Work, or (ii) more than the Threshold Amount, then the Work shall not be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by a licensed architect reasonably satisfactory to Landlord shall have been submitted to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

     (b) All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense, and the originals thereof delivered to Landlord. Landlord will, on Tenant's written request, execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall discharge any expense or liability of Landlord in connection therewith.

     (c) The cost of all Work shall be paid promptly, so that the Premises and Tenant's leasehold estate therein shall at all times be free from (i) liens for labor or materials supplied or to have been supplied to the Premises or Tenant, and (ii) chattel Mortgage, conditional sales contracts, title retention agreements, security interests and agreements, and financing agreements and statements.

     (d) At all times when any Work is in progress, Tenant shall maintain or cause to be maintained with such companies and for such periods as Landlord may require (i) Workmen's Compensation Insurance covering all persons employed in connection with the Work in an amount at least equal to the minimum amount of such insurance required by law; and (ii) for the mutual protection of Landlord, Tenant and any Mortgagee, (1) Builder's Risk Insurance, completed value form, covering all physical loss, in an amount reasonable satisfactory to Landlord, and (2) Commercial General Liability Insurance against all hazards, with limits for bodily injury or death to any one person, for bodily injury or death to any number of persons in respect of any one accident or occurrence, and for property damage in respect of one accident or occurrence in such amounts as Landlord may reasonably require. Such Commercial General Liability Insurance may be satisfied by the insurance required under Article IX or may be effected by an endorsement, if obtainable, upon the insurance policy referred to in said Section. The provisions and conditions of Article IX hereof shall apply to any insurance which Tenant shall be required to maintain or cause to be maintained under this subsection.

     (e) Upon completion of any Work, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Work required by any governmental or quasi-governmental authority and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Work (if the cost of such Work exceeds the Threshold Amount).

     (f) The conditions of Section 8.4 shall have been complied with, to the extent applicable to the Work.

     Section 8.7. Property of Landlord. All Alterations, repairs, and
                  --------------------
restoration completed or installed in or upon the Premises at any time during the Term (excluding Tenant's trade fixtures, equipment, inventory, furnishings and other personal property) shall become the property of Landlord and shall remain upon and be surrendered with the Premises provided that, if prior to the commencement of any Work, Landlord gives written notice to Tenant stating that Landlord will require such Alterations to be removed from the Premises prior to the Expiration Date or earlier termination of this Lease, the same shall be removed from the Premises by Tenant by the Expiration Date (or if this Lease is terminated earlier, then within sixty (60) days after the effective date of such termination) at Tenant's expense. All property permitted or required to be removed by Tenant at the end of the Term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. Tenant shall be responsible for, and shall reimburse Landlord immediately after written demand therefor, any damage to the Premises caused by the removal or demolition of Tenant's fixtures, structures or other improvements which Tenant is required to remove pursuant to this Section
8.7 or which Tenant elects under the provisions of this Lease to remove. The provisions of this Section 8.7 shall survive the expiration or earlier termination of the Term.

                                   ARTICLE IX
                                   Insurance

     (a) Tenant shall obtain, upon execution of this Lease, and keep in force at all times during the Term of this Lease, in the name of, and for the benefit of, Landlord, any Mortgagee of the Land, Buildings and Premises, and Tenant, as their interests may appear, a comprehensive public liability insurance policy, insuring against claim or liability for personal injury to or death of any persons and/or damage to property occurring in, on or about the Premises. Such policy shall provide for a combined limit of Five Million Dollars ($5,000,000) per occurrence for public liability or such higher amount as may be reasonably required by Landlord from time to time. Tenant also agrees to and shall save, hold and keep harmless and indemnify Landlord, and any Mortgagee of the Land, Buildings and Premises, from and for all payments, expenses, costs, attorney fees and from and for all claims and liability for losses or damage to property or injuries to persons occasioned wholly or in part by or resulting from any acts or omissions by Tenant or Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of the occupancy by Tenant and the conduct of Tenant's business, except to the extent Landlord or such other party is reimbursed by insurance. Tenant agrees that all insurance procured by Tenant shall be primary and non-contributing.

     (b) Tenant shall obtain, upon execution of this Lease, and keep in force at all times during the Term of this Lease and any extensions thereof, Worker's Compensation Insurance as required by law.

     (c) Tenant agrees to deliver to Landlord, within ten (10) days after the execution and delivery of this Lease, and thereafter at least thirty (30) days prior to the expiration of any such policy, a certificate of insurance on all policies procured by Tenant in compliance with its obligations under this
Article IX. Tenant also agrees to cooperate with Landlord and any Mortgagee of the Land, Buildings and Premises to provide all reasonable information pertaining to such policies. All of said policies of insurance, if any, shall name Landlord and any Mortgagee of the Land, Buildings and Premises, as insured, as their respective interests may appear. All such policies shall contain an endorsement stating that such insurance may not be cancelled or amended except upon not less than thirty (30) days' prior written notice to Landlord, or any managing agent of the Land, Buildings and Premises designated by Landlord and, if applicable, any Mortgagee of the Land, Buildings and Premises. Tenant shall, at Tenant's cost and expense, comply with all requests of the Tenant's insurance carrier(s) with respect to Tenant's obligations under this Article IX.

     (d) Each of the parties shall use its best efforts to procure an appropriate clause in, or endorsement on, any fire or extended coverage or "all risk" insurance, or other insurance, required by this Lease, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and, having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to persons, its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage or "all risk" insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by, and be coextensive with, the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver or right of recovery.

     (e) Each party hereby waives and releases any and all right of recovery which it might otherwise have against the other party, and all liability and expense for all injury, loss or damage to its business, contents, furniture, furnishings, fixtures and other property , unless such injury, loss or damage resulted from the intentional acts of the other party in which case the party may exert any rights that it may have against the other party for said loss to the extent not covered by proceeds of any insurance policies carried by the party.

     (f) All of the certificates shall be obtained by Tenant and delivered to Landlord on or prior to the date hereof, and thereafter as provided for herein, and shall be written by insurance companies (i) rated not less than A and a financial rating of not less than Class X as rated in the most current "Best's Insurance Guide" (or any substitute guide acceptable to Landlord), (ii) authorized to do business in the state where the Premises are located, and (iii) of recognized responsibility and which are reasonably satisfactory to Landlord and any Mortgagee.

     (g) The insurance required by this Lease, at the option of Tenant, may be effected by blanket and/or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises named therein, and if the insurance required by this Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord or Mortgagee certificates of such policies, and, if requested, certified copies or duplicate originals.

     (h) Beginning on the Commencement Date, Landlord shall maintain at its expense, but subject to reimbursement as Additional Rent, all risk property insurance (including flood, earthquake and loss of rents coverage in favor of Landlord equal to twelve (12) months on the Building). Tenant shall maintain, at its expense, all risk property insurance on all of its personal property, including removable trade fixtures, located on the Premises. Said insurance shall be in an amount equal to the full replacement cost of the Building as determined by Landlord, including all additions and improvements made by Tenant. Tenant shall maintain, at its expense, all risk property insurance on all of its personal property, including removable trade fixtures, located on the Premises.

                                   ARTICLE X
                            Fire and Other Casualty

     In case of the destruction of the Premises or the Buildings of which the Premises are a part by fire or other casualty during the term of this Lease, or such partial destruction or damage thereto so as to render the Premises wholly untenantable or unfit for occupancy, or should the Premises be so badly injured that the same cannot be repaired within one hundred eighty (180) days from the happening of such damage, or should the holder of any indebtedness secured by the Premises not make the proceeds of insurance policies available for the rebuilding of the damaged portion of the Premises and Landlord does not agree to provide the necessary funds for such rebuilding, then and in any such case, at the election of either Landlord or Tenant, upon written notice to the other party exercised within thirty (30) days of the date it is determined that the Premises cannot be repaired within one hundred eighty (180) days from the happening of such damage, the Term hereby created shall cease and become null and void from the date of such damage or destruction and then Tenant shall immediately surrender the Premises and all interest therein to Landlord, and Tenant shall pay the Rent within said Term only to the time of such destruction or damage; and in case of such destruction or partial destruction of said

Buildings by fire, or other casualty, and the termination of this Lease pursuant to the provisions of this Article X of this Lease, Landlord may re-enter and repossess the Premises discharged from this Lease and may remove all parties therefrom; provided, however, that the option to terminate this Lease pursuant to the provisions of this Article X shall be null and void if not exercised within thirty (30) days from the date it is determined that the Premises cannot be repaired within one hundred eighty (180) days from the happening of such damage. In the event the Premises, or any part thereof so damaged, are repairable within one hundred eighty (180) days from the happening of such damage, and also if the Lease is not terminated by reason of such damage, Landlord shall enter and repair any such damage with all reasonable speed. From the date of such injury and until repairs shall have been completed, the Rent, or such proportionate share thereof as may be attributable to the portion damaged or destroyed or rendered unusable in whole or part, shall be abated, provided, if more than fifty percent (50%) of the balance of the Premises cannot be used by Tenant in a manner contemplated by Article VII, Rent shall abate completely during said one hundred eighty (180) day period. In the event the Premises shall be so slightly injured by fire, or other casualty, as not to be rendered untenantable and unfit for occupancy, then Landlord agrees to repair the same with reasonable promptness, and in that case the Rent accrued and accruing shall not cease but shall continue without abatement. In performing any acts pursuant to the provisions hereunder, Landlord shall use its best efforts to cause the least practical interference with Tenant's business. In no event however, shall the provisions of this Article become effective or be applicable if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of Tenant or Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, Tenant's liability for payment of the Rent and the performance of all the covenants, conditions and terms hereof on Tenant's part to be performed shall continue and Tenant shall be liable for the damage and loss suffered by Landlord. Notwithstanding anything to the contrary, this provision shall not in any way limit the Landlord's right to collect any Fixed Rent or Additional Rent from any insurance company.

                                   ARTICLE XI
                             Obligations of Tenant

     Section 11.1. Compliance with Laws.  Tenant shall promptly comply with all
                   --------------------
Requirements of Law of all Federal, state, municipal or over governmental or quasi-governmental authorities or bodies then having jurisdiction over the Premises (or any part thereof) and/or the use and occupation thereof by Tenant, whether any of the same relate to or require (i) structural changes to or in and about the Premises, or (ii) changes or requirements to or as the result of any use or occupation thereof or otherwise, and subject to Article VIII, Tenant shall so perform and comply, whether or not such Requirements of Law shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto.

     Section 11.2. Notification of Landlord.  Tenant agrees to give Landlord
                   ------------------------
notice of any law, ordinance, rule, regulation or requirement enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting in a material adverse manner (i) the Premises, (ii) Tenant's use thereof or (iii) the financial condition of Tenant, a copy of which is served upon or received by Tenant, or a copy of which is posted on, or fastened or attached to the Premises, or otherwise brought to the attention of Tenant, by mailing within five (5) business days after such service, receipt, posting, fastening or attaching or after the same otherwise comes to the attention of Tenant, a copy of each and every one thereof to Landlord. At the same time, Tenant will inform Landlord as to the Work which Tenant proposes to do or take in order to comply therewith. Notwithstanding the foregoing, however, if such Work would require any Alterations which would, in Landlord's opinion, reduce the value of the Premises or change the general character, design or use of the Buildings or other improvements thereon, and if Tenant does not desire to contest the same, Tenant shall, if Landlord so requests, defer compliance therewith in order that Landlord may, if Landlord wishes, contest or seek modification of or other relief with respect to such Requirements, so long as Tenant is not put in violation of any law, ordinance, rule, regulation or requirement enacted, passed, promulgated, made, issued or adopted by any such governmental departments or agencies or authorities, but nothing herein shall relieve Tenant of the duty and obligation, at Tenant's expense, to comply with such Requirements of Law, or such Requirements of Law as modified, whenever Landlord shall so direct.

     Section 11.3. Indemnification.  Except in the case of the gross negligence
                   ---------------
or willful misconduct of Landlord or its agents, employees, or contractors, or breach of its obligations under this Lease, or as otherwise limited under
Article IX, Tenant shall defend, indemnify and save harmless Landlord, any partners of Landlord and any officers, stockholders, directors or employees of Landlord (collectively, "Indemnified Parties") from (a) any and all liabilities, claims, causes of actions, suits, damages and expenses (collectively, "Claims") arising from or under this Lease or Tenant's use, occupancy and operations of, in or about the Premises prior to or during the Term or during the Term of the Lease relating to the Premises; and (b) all costs, expenses and liabilities incurred, including reasonable attorney's fees and disbursements through and including appellate proceedings, in or in connection with any of such Claims. If any action or proceeding shall be brought against any of the Indemnified Parties by reason of any such Claims, Tenant, upon notice from any of the Indemnified Parties, shall resist and defend such action or proceeding, at its sole cost and expense by counsel to be selected by Tenant but otherwise satisfactory to such Indemnified Party in its reasonable discretion. Tenant or its counsel shall keep each Indemnified Party fully apprized at all times of the status of such defense. Notwithstanding the foregoing, an Indemnified Party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability in excess of Five Million Dollars ($5,000,000), and Tenant shall pay the actual and reasonable fees and disbursements of such attorneys. The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Lease.

     Section 11.4. No Liens.  If at any time prior to or during the Term (or
                   --------
within the statutory period thereafter if attributable to Tenant), any mechanic's or other lien or order for payment of money, which shall have been either created by, caused (directly or indirectly) by, or suffered against Tenant, shall be filed against the Premises or any part thereof, Tenant, at its sole cost and expense, shall cause the same to be discharged by payment, bonding or otherwise, within thirty (30) days after the filing thereof unless such lien or order is contested by Tenant in good faith and Tenant provides sufficient security or evidence of financial ability, in each case to the reasonable satisfaction of Landlord, to pay the amount of such lien or order. Tenant shall, upon notice and request in writing by Landlord, defend for Landlord, at Tenant's sole cost and expense, any action or proceeding which may be brought on or for the enforcement of any such lien or order for payment of money, and will pay any damages and satisfy and discharge any judgment entered in such action or proceeding and save harmless Landlord from any liability, claim or damage resulting therefrom. In default of Tenant's procuring the discharge of any such lien as aforesaid Landlord may, without notice, and without prejudice to its other remedies hereunder, procure the discharge thereof by bonding or payment or otherwise, and all cost and expense which Landlord shall incur shall be paid by Tenant to Landlord as Additional Rent forthwith.

     Section 11.5. Liability for Work and Services.  Landlord shall not under
                   -------------------------------
any circumstances be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant upon or in connection with the Premises, and no mechanic's or other lien for such work, labor or services or material furnished shall, under any circumstances, attach to or affect the reversionary interest of Landlord in and to the Premises or any alterations, repairs, or improvements to be erected or made thereon. Nothing contained in this Lease shall be deemed or construed in any way as constituting the request or consent of Landlord, either express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Premises.

     Section 11.6. Damage to Property of Tenant.  Neither Landlord nor its
                   ----------------------------
agents shall be liable for any loss of or damage to the property of Tenant or others by reason of casualty, theft or otherwise, or for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, or employees.


                                  ARTICLE XII
                                  -----------
                          Default by Tenant; Remedies

     Section 12.1. Events of Default.  Each of the following, which remain
                   -----------------
uncured beyond any applicable grace period, shall be deemed an event of default (an "Event of Default") and a breach of this Lease by Tenant:

     (a) If the Fixed Rent shall not be paid by Tenant for a period of five (5) business days after written notice from Landlord that the same was due and payable, provided, however, no such written notice shall be required for the third and any subsequent failure to pay Fixed Rent before such failure shall constitute an Event of Default.

     (b) If Tenant shall fail to pay any Additional Rent required to be paid by Tenant hereunder for a period of five (5) days after written notice has been delivered to Tenant by Landlord that the same was due and payable, provided, however, no such written notice shall be required for the third and any subsequent failure to pay Additional Rent before such failure shall constitute an Event of Default.

     (c) If Tenant shall default in the performance or observance of any of the other agreements, conditions, covenants or terms herein contained, if such default shall continue for thirty (30) days after written notice by Landlord to Tenant (or if such default is of such a nature that it cannot be completely remedied within said thirty (30) day period, then if Tenant does not agree in writing within such thirty (30) day period to cure the same, commence and thereafter diligently prosecute the cure and complete the cure within a reasonable period of time under the circumstances after such original written notice of default by Landlord to Tenant).

     (d) If Tenant shall transfer all or any of its interest in this Lease without compliance with the provisions of this Lease applicable thereto.

     (e) If (i) Tenant shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Tenant, or seeking to adjudicate Tenant bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant's property; or (ii) Tenant shall make a general assignment for the benefit of Tenant's creditors; or (iii) there shall be commenced against Tenant any case, proceeding or other action of a nature referred to in clause
(i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Tenant's property, which case, proceeding or other action (A) results in the entry of an order for relief or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iv) Tenant shall takes any action consenting to or approving of any of the acts set forth in clause (i) or (ii) above; or (v) Tenant shall generally not, or shall be unable to, pay Tenant's debts as they become due or shall admit in writing Tenant's inability to pay Tenant's debts.

     (f) If Tenant is a corporation and shall cease to exist as a corporation in good standing in the state of its incorporation, or if Tenant is a partnership or other entity and Tenant shall be dissolved or otherwise liquidated, then if Tenant does not completely remedy such default immediately (or if Tenant's only knowledge of such default is by receipt of written notice of such default, then within the ten (10) day period following receipt of such written notice).

     (g) If Tenant shall fail to maintain the insurance required by Article IX or furnish in a timely manner the agreements and/or certifications required by Articles XVIII and XX, respectively.

     (h) An Event of Default under the Ground Lease shall have occurred and be continuing (except as a result of a breach by Landlord thereunder); or Tenant shall fail to comply with its covenants set forth in Article XXXVI hereof; or the Ground Lease shall, in whole or in part (except as a result of a breach by Landlord thereunder), terminate, cease to be the legal, valid and binding obligation of Landlord or the Ground Lessor;

     (i) An Event of Default shall have occurred under the Bond Documents and be continuing, or any Bond Document or the Bond shall terminate, cease to be binding or effective or cease to be the legal, valid and binding obligation of any party thereof;

     Section 12.2. Remedies. In addition to any other remedies available at law
                   --------
or in equity,

     (a) If an Event of Default (i) described in Sections 12.1(c) or (d) hereof shall occur and Landlord, at any time thereafter, at its option, gives written notice to Tenant stating that this Lease shall terminate on the date specified in such notice, which date shall be not less than three (3) days after the giving of such notice, and if, on the date specified in such notice, Tenant shall have failed to cure the default which was the basis for the Event of Default, or (ii) described in Sections 12.1(a), (b), (e), (f) or (g) hereof shall occur, then all rights of Tenant under this Lease shall terminate and Tenant immediately shall quit and surrender the Premises, which termination shall not relieve Tenant from any liability then or thereafter accruing hereunder.

     (b) If an Event of Default described in Section 12.1(a), (b) or (g) hereof shall occur, or this Lease shall be terminated as provided in Section 12.2(a) hereof, Landlord, without notice, and with or without court proceedings, (i) may re-enter and repossess the Premises using such force for that purpose as may be lawful without being liable to indictment, prosecution or damages therefor or (ii) may dispossess Tenant by summary proceedings or otherwise, which re-entry and repossession by Landlord shall not relieve Tenant from any liability then or thereafter accruing hereunder, except that Tenant shall be entitled to any credit for rent received from any reletting of the Premises or the value of the Premises pursuant to
Section 12.3(c) or (d).

     Section 12.3. Effect Termination. If this Lease shall be terminated as
                   ------------------
provided in Section 12.2(a) hereof and/or Tenant shall be dispossessed by summary proceedings or otherwise as provided in Section 12.2(b) hereof:

     (a) Tenant shall pay to Landlord all Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease shall have been terminated or to the date of re-entry upon the Premises by Landlord, as the case may be.

     (b) Landlord may repair and alter the Premises in such manner as Landlord may deem reasonably necessary or advisable without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and for let or relet the Premises or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, and out of any rent and other sums collected or received as a result of such reletting Landlord shall: (i) first, pay to itself the actual cost and expense of terminating this Lease, re-entering, retaking, repossessing, repairing and/or altering the Premises, or any part thereof, and the actual cost and expense of removing all persons and property therefrom, including in such costs, market rate brokerage commissions, actual and customary legal expenses and attomeys' fees and disbursements, (ii) second, pay to itself the actual cost and expense sustained in securing any new tenants and other occupants, including in such costs, market rate brokerage commissions, actual and customary legal expenses and attorneys fees and disbursements and other expenses of preparing the Premises for reletting, and, if Landlord shall maintain and operate the Premises, the cost and expense of operating and maintaining the Premises, and
(iii) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord in no way shall be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability.

     Section 12.4. No Release From Liability.  No termination of this Lease
                   -------------------------
pursuant to Section 12.2(a) hereof and no taking possession of and/or reletting the Premises, or any part thereof pursuant to Sections 12.2(b) and 12.3(b) hereof, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

     Section 12.5. Receipt of Moneys.  No receipt of moneys by Landlord from
                   -----------------
Tenant after termination of this Lease, or after the giving of any notice of the termination of this Lease shall reinstate, continue or extend the Term or affect any of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceedings, order, suit or judgment, all such monies collected being deemed payments on account of Tenant's liability hereunder.

     Section 12.6. Strict Performance. No failure by Landlord to insist upon the
                   ------------------
strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, teals or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, ant no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     Section 12.7. Costs and Expenses. Tenant shall pay to Landlord all costs
                   ------------------
and expenses, including, without limitation, attorneys' fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. The prevailing party in any action or settlement brought to enforce any of the covenants and provisions of this Lease shall pay to the non-prevailing party, in addition to any other relief available to such prevailing party, all costs, expenses and attorneys' fees and disbursements incurred by such party in connection with such action.

     Section 12.8. Default Rate.  If an Event of Default shall occur under this
                   ------------
Lease or Tenant shall fail to comply with its obligations under this Lease, Landlord may (a) perform the same for the account of Tenant and (b) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attomeys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, with interest thereon at the Default Rate and such amounts shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord immediately upon demand therefor. Default Rate shall have the meaning ascribed to it in Article I of this Lease; provided, however, that for purposes of this Article XII, such Default Rate shall never exceed the maximum non-usurious rate permitted by applicable law.

     Section 12.9  Other Remedies. All rights and remedies of Landlord set forth
                   --------------
in this Lease are in addition to all other rights and remedies available to Landlord at law or in equity, including, without limitation, any remedies which would be available to the landlord under the Bond Lease. All rights and remedies available to Landlord pursuant to this Lease or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations, Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of any subsequent default of a similar nature or of any covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Fixed Rental, Additional Rental or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of Rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease. If Tenant defaults in the making of any payment to any third party or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all costs and expenses incurred by Landlord, plus interest thereon at the Default Rate, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute Additional Rental due hereunder; provided however, that nothing contained herein shall be construed to permit Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Tenant hereby expressly waives, for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law, including without limitation any such right that Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

                                  ARTICLE XIII
                                  ------------
                                  Condemnation

     (a) In the event that the whole of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase by the condemnor in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. In the event that a part of the Premises or the Land, including the parking area, shall be so taken as to render the Premises or the Buildings unusable for the purpose for which the Premises or the Buildings are leased, then Landlord and Tenant shall each have the right to terminate this Lease on thirty (30) days' written notice to the other, given within sixty (60) days following the date of such taking.
In the event that this Lease shall terminate or be terminated, the Rent hereunder shall be equitably adjusted as of the date of termination.

     (b) In the event that a part of the Premises or the Buildings shall be so taken and this Lease shall not terminate or be terminated pursuant to the provisions of subparagraph(a) above, then the Rent shall be equitably apportioned according to the square footage of the Premises or the Buildings so taken and this Lease, in all other respects, shall remain in full force and effect, and Landlord, at its own cost and expense, shall restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purpose for which the Premises or the Buildings were leased, provided that such work shall not exceed the scope of the work required to be done in originally constructing the Premises or the Buildings.

     (c) All condemnation proceeds awarded or paid upon such a total or partial taking of the Buildings or the Premises shall belong to and be the property of Landlord, and without any sharing by Tenant, whether such compensation results from diminution in value of the leasehold or to the fee interest in the Premises. Tenant, however, shall have the right to seek and prosecute any claim directly against the condemning authority in such condemnation proceedings for moving expenses, inventory and/or movable trade fixtures, furniture and other personal property belonging to Tenant, so long as such claim shall not diminish or otherwise adversely affect Landlord's award or the award of any Mortgagee.

     (d)  Subject to Tenant's right to terminate as set forth in subparagraph
(a) herein, Tenant agrees to execute and deliver, such instruments as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises, the Buildings or any portion thereof. If title is transferred to such governmental or other public authority, agency, body or public utility, Tenant covenants and agrees to vacate the Premises and the Buildings, remove all of its personal property therefrom and delivery up peaceable possession thereof to Landlord or to such other party designated by Landlord on not less than ninety
(90) days' prior notice. Failure by Tenant to comply with any provision hereof shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof.

                                  ARTICLE XIV
                          Access and Right to Exhibit

     (a) Landlord and its agents, employees, vendors, licensees and independent contractors shall have the right to enter upon the Premises at all reasonable hours and on not less than two (2) business days' prior notice, and only under the supervision of Tenant (and in emergencies at all times): (i) to inspect the same, (ii) during the last nine (9) months of the Initial Term, or any Option Term, to post "For Sale" signs on the Buildings and to exhibit the Premises to any prospective purchaser or Mortgagee; or (iv) for any other lawful purpose. Any performance by Landlord hereunder shall not be deemed a waiver of Tenant's default in failing to perform same, nor shall Landlord be liable for any inconvenience, disturbance, loss of business, loss of use of the Premises or other damage of Tenant, due to said performance by Landlord, and the obligation of Tenant pursuant to this Lease shall not thereby be affected in any manner whatsoever, provided that the rules and regulations shall be enforced and applied in a uniform, non-discriminatory manner.

     (b) For a period commencing nine (9) months prior to the end of the Term, Landlord and its designees shall have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants and to post any "To Let", or to "To Lease" signs upon the Premises.

                                   ARTICLE XV
                              Right of First Offer

     Provided Tenant is not in default of its obligations under the Lease beyond applicable notice and cure periods, during the Term of the Lease, Tenant shall have a right of first offer ("Right of First Offer") to purchase the Premises on the following terms and conditions. If, at any time during the Term, Landlord intends to sell the Premises to a third party (other than to an affiliate of Landlord), Landlord shall afford Tenant with a right of first offer to purchase the Building. At such time, Landlord shall notify Tenant of such intention and advise Tenant of its asking price and the proposed closing date (the "Offering
                                                                      --------
Notice").  Within thirty (30) days after Tenant's receipt of the Offering Notice
------
(which shall constitute Landlord's offer to sell the Premises on such terms), Tenant shall have the right to accept such offer and to purchase the Premises from Landlord, and shall communicate its acceptance by notice delivered to Landlord. Landlord and Tenant shall negotiate in good faith to reach agreement as to the sale/purchase of the Premises, on terms that are customary for sales of similar properties (unless expressly set forth to the contrary in the Offering Notice), provided, however, if Landlord and Tenant are not able to agree upon the terms of a definitive purchase and sale agreement for the Premises, which incorporates the terms of the Offering Notice (with a closing date as close as reasonably possible to any closing date agreed to by any existing party agreeing to purchase at the price set forth in the Offering Notice or otherwise as agreed by the parties in such agreement), within thirty (30) days after acceptance of the offer by Tenant, Tenant shall be deemed to have waived its rights to purchase, provided Landlord has negotiated in good faith. In the event Tenant has not accepted Landlord's offer to purchase the Premises within the time period provided above, this right of first offer shall terminate. However, in the event any of such proposed financial terms are modified by more than seven and one-half percent (7.5%) subsequent to the delivery of the Offering Notice to Tenant, Tenant shall be afforded another opportunity to evaluate the proposed transaction and to accept and/or negotiate such revised terms. If Tenant has waived its rights hereunder and Landlord sells the Building to a third party (other than to an affiliate of Landlord), the provisions hereof shall be deemed null and void upon the consummation of such sale. The rights set forth herein and Landlord's obligations with respect thereto, shall be personal to the original Tenant and any assignee to which the original Tenant's entire interest in this Lease has been assigned pursuant to the Lease and may only be exercised by the original Tenant or such assignee (but not any subtenant or other person or entity). Notwithstanding anything contained herein to the contrary, the right of first offer contained in this Article XV shall not apply to any transfer of the Premises in connection with a foreclosure of the Mortgage or the delivery of a deed in lieu of foreclosure delivered by Landlord and shall be deemed null and void and of no further force and effect upon the consummation of a transfer of the Premises pursuant to any foreclosure proceedings commenced by Lender or a delivery of a deed in lieu of foreclosure by Landlord.

                                  ARTICLE XVI
                             Assignment or Sublease

     (a) Tenant may not sublet the Premises, or any part thereof, or assign this Lease, without Landlord's prior written consent, which consent if given shall require as a minimum that the following conditions be satisfied:

          (i) Tenant shall give Landlord fifteen (15) days prior notice in writing, which writing shall set forth the name and address of the assignee or subtenant, the rental to be paid by said assignee or subtenant, together with a summary of all other material terms and conditions of said assignment or subletting;

          (ii) At the time of such assignment and/or subletting, this Lease must be in full force and effect without any material breach or default (after any cure period) thereunder on the part of Tenant;

          (iii) In the case of an assignment, the assignee shall assume, by written recordable instrument, the due performance of all of Tenant's covenants, conditions and obligations hereunder;

          (iv) In the case of a sublease, the subtenant shall agree, by written recordable instrument, to take occupancy subject to this Lease and to perform all of Tenant's covenants, conditions and obligations hereunder;

          (v) A copy of the assignment or sublease and the original assumption agreement, in form and content satisfactory to Landlord and any mortgagee, fully executed and acknowledged by the assignee or subtenant, together with a certified copy of a properly executed corporate resolution, if applicable, authorizing and accepting such assignment, subletting or assumption agreement, shall be delivered to Landlord not less than fifteen (15) days prior to the effective date of such assignment or subletting; and

          (vi) Such assignment or subletting shall be upon and subject to all of the terms and conditions of this Lease, and Tenant and any prior assignee or sublessee shall continue to be and remain primarily, jointly and severally liable hereunder for the due and full performance of the terms, conditions and obligations hereunder, including, but not limited to, payment of Rent.

     (b) Notwithstanding anything herein contained to the contrary and notwithstanding any prior consent by Landlord, no subtenant or assignee shall further assign or sublease the Premises without fifteen (15) days prior notice to Landlord in each such instance and without compliance with the provisions of this Paragraph.

     (c) In the event that the Rent paid by said subtenant or assignee to Tenant exceeds the Rent payable to Landlord under this Lease, such excess rent shall be called "Profit". Tenant shall deduct from the Profit (i) reasonable advertising, architectural, marketing, brokerage, legal, tenant fit-up and other expenses incurred by Tenant in connection with the sublease or assignment and not passed through by Tenant to the assignee or subtenant, (ii) the reasonable costs and expenses incurred by Tenant with respect to fitting-up the designated space to be assigned or sublet immediately prior thereto, and (iii) Rent paid by Tenant to Landlord under the Lease for the designated space after a 6-month period during which Tenant has advised Landlord to list such space for sublease or assignment with a licensed broker and the space remains not subject to a sublease or assignment. After making said deductions, Tenant shall pay fifty percent (50%) of the adjusted Profit to Landlord as Additional Rent. It is further understood that Tenant shall make available to Landlord, upon request, all records reflecting all deductible expenses and rental payments in the event of a sublet or assignment.

     (d) Notwithstanding the foregoing provisions of this Paragraph, Tenant shall have the right, without the necessity of obtaining Landlord's consent, but subject to all other provisions of this Article XVI, to:

          (i) Sublet all or part of the Premises to any parent or affiliate of Tenant;

          (ii)   Assign this Lease to any parent or affiliate of Tenant; or

          (iii) Assign this Lease to a corporation which succeeds to all or substantially all of the assets and business of Tenant or into which Tenant is merged, if the net worth of such corporation, following such assignment, equals or exceeds the net worth of Tenant at the date hereof or immediately prior to such assignment, whichever is greater; provided, however, that Tenant, at all times shall be and remain primarily, jointly and severally liable under this Lease despite any such assignment.

     (e) For the purposes of subparagraph (e) above, the term "affiliate" shall mean any company of which Tenant or Tenant's parent now or hereafter owns and controls, directly or indirectly, twenty-five percent (25%) or more of the stock having the right to vote for, or appoint, directors thereof. For the purpose of this definition, the stock so owned or controlled shall be deemed to include all stock owned or controlled directly or indirectly by any other company of which Tenant or Tenant's parent owns or controls, directly or indirectly, twenty-five percent (25%) or more of the stock having the right to vote for directors thereof.

     (f) In addition to the right of Landlord to declare this Lease to be in default, the failure of Tenant or its assignee or subtenant to comply with any of the material provisions and conditions of this Paragraph, following notice and after any applicable cure period shall, at Landlord's option, render such purported assignment or sublease null and void and of no force and effect.

                                  ARTICLE XVII
                              Waiver of Redemption

     Upon the expiration or sooner termination of this Lease or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, Tenant, for itself and all persons claiming through or under Tenant, including, but not limited to, its creditors, hereby waives and surrenders any right or privileges or redemption provided or permitted by any statute, law or decision now or hereafter in force, to the extent legally authorized and does hereby waive and surrender up all rights or privileges which it may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease after having been dispossessed or ejected therefrom by process of law, or otherwise.

                                 ARTICLE XVIII
                               Mortgage Priority

     This Lease shall be and hereby is made subject and subordinate at all times to the lien of all Mortgages and all advances made thereon which may now or hereafter affect the Land, and/or Buildings, and to all increases, renewals, modifications, consolidations, participations, replacements and extensions thereof, irrespective of the time of recording such lien, without the necessity of any further instrument of subordination. In the event, however, that Landlord or Mortgagee desires confirmation of such subordination, Tenant shall promptly execute and deliver any certificate or instrument that may be requested. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any Mortgagee or ground lessor, or any of their respective successors in interest may request to evidence such subordination. Tenant shall not have the right to place any lien or encumbrance of any kind against the Premises, or any of its fixtures, furniture, equipment or improvements, other than a chattel mortgage on its movable trade fixtures and equipment. Tenant further agrees that upon receipt of notice of the existence of a Mortgage, accompanied by the name and address of the Mortgage holder, Tenant shall furnish to said Mortgage holder copies of any notices given to Landlord under or relating to this Lease.

                                  ARTICLE XIX
                                Landlord Consent

     With respect to any provision hereof which provides for the consent or approval of Landlord, said consent or approval shall be in writing and shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE XX
                                 Certification

     Tenant agrees, without charge and at any time, and from time to time, within ten (10) days after written request, to certify by a written instrument duly executed, acknowledged and delivered to Landlord or any other person, firm or corporation specified in such request and for the following purposes, including, without limitation, sale, financing or refinancing, assignment or subletting; (a) as to whether this Lease has been modified or amended, and, if so, the substance and manner of such modification or amendment; (b) as to the validity and force and effect of this Lease; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant; (e) as to the commencement and expiration dates of the Term; (f) as to the dates to which Rent payments have been made (g) as to any other matters as may reasonable be so requested, including without limitation the condition of all systems, elements and components of the Premises. Any such certificate may be relied upon by Landlord and any other person, firm or corporation to whom the same may be exhibited or delivered and their successors and assigns, and Tenant shall be bound by the contents of such certificate.

                                  ARTICLE XXI
                            Waiver of Trial by Jury

     Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Landlord and Tenant and Tenant acknowledges that neither Landlord or any person acting on behalf of Landlord has made any representations of act to induce this waiver of trial by jury or in any way to modify or nullify its effect. Landlord and Tenant further acknowledge that they have been represented (or has had the opportunity to be represented) in the signing of this lease and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel. Landlord and Tenant further acknowledge that they have read and understand the meaning and ramification of this waiver provision and as evidence of this fact sign their initials.

                                  ARTICLE XXII
                                Option to Extend

     Section 22.1 Renewal Option. Provided that Tenant shall not be in default
                  --------------
of any term, provision, condition or covenant therein at the time of the exercise of the option set forth in this Article XXII or at the time said option shall take effect and provided further that Tenant is occupying the Premises so as to enable Tenant to carry out its business at the time of the exercise of the option set forth in this Article XXII and at the time the option takes effect, Tenant shall have the right to extend the Initial Term of this Lease for two (2) additional periods of ten (10) years each (the "Option Term") commencing on the date following the termination of the Initial Term. Said Option Term shall be on the same terms, conditions, provisions and covenants as are set forth herein with the following exceptions:

     (a) Fixed Rent shall be (i) adjusted to the greater of (x) 95% of the Market Rent or (y) the Fixed Rent payable during the final year of the Term immediately prior to such extension, and (ii) the Fixed Rent as so determined shall be increased by 15% beginning with the 61/st/ month of each Option Term;

     (b) Following extension of the option for the second Option Term, Tenant shall have no further unilateral renewal option; and

     (c) Landlord shall lease to Tenant the Premises in its then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

     Tenant's rights hereunder shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns its interest in this Lease or sublets more than fifty percent (50%) of the total rentable square feet of the Premises (other than by way of a Permitted Transfer), or (3) Tenant fails to timely exercise either of its options, time being of the essence with respect to Tenant's exercise thereof.

     Market rent shall be a rental rate equal to the then current market rate, for comparable space in other buildings comparable to the Premises in the sub-market taking into account all relevant factors including the size and cost of the building in question when compared to the Premises and the amenity package available for the building in question when compared to the Premises (collectively the "Market Rent").

     Upon receiving notice of Tenant's intent to extend the Term of the Lease, Landlord shall notify Tenant in writing of its determination of Market Rent ("Landlord's Market Rent"). In the event Tenant rejects Landlord's determination of the Market Rent, Tenant shall include with its notice of rejection, Tenant's determination of Market Rent ("Tenant's Market Rent"). Landlord and Tenant shall then negotiate in good faith for thirty (30) days following the delivery of Tenant's notice to Landlord in an attempt to reach an agreement as to the Market Rent. If, however, Landlord and Tenant are unable to reach an agreement as to the Market Rent, then Tenant shall have the option within five (5) days following the end of such thirty (30) day period to (1) revoke its election to extend the term of this Lease, or (2) to request binding mediation. In the event that Tenant shall revoke its notice to extend the term of this Lease, the Lease shall expire per its terms. In the event that Tenant shall elect the binding mediation, then Landlord and Tenant shall, within ten
(10) days thereafter, each designate a qualified real estate professional. The two (2) such appointees shall within five (5) days thereafter, designate a third real estate professional having substantially similar qualifications.

     After a third real estate professional has been designated in accordance with the above paragraph, then within twenty (20) days after the appointment of the third representative, the group shall select either Landlord's Market Rent or Tenant's Market Rent as being most representative of Market Rent, and the Lease shall be modified under those terms and conditions.

     Section 22.2 Exercise Notice. Each Option Term herein granted to extend the
                  ---------------
Term shall be exercised by Tenant by the delivery of written notice thereof to Landlord not less than nine (9) months prior to the expiration of the Term and any extensions thereof, time being of the essence. In the event that Tenant shall fail to deliver said notice within such time, it shall be conclusively deemed to mean that Tenant has elected not to exercise said Option Term, whereupon all Option Terms shall cease and terminate and be of no further force and effect.

                                 ARTICLE XXIII
                                Quiet Enjoyment

     Landlord covenants and agrees with Tenant that, upon Tenant's paying the Rent and observing and performing all of the terms, provisions, covenants and conditions on its part to be observed and performed, Tenant may peaceably and quietly enjoy the premises during the Term hereof, subject however, to all of the terms, conditions, covenants and provisions of this Lease and to any Mortgage to which this Lease is subject.

                                  ARTICLE XXIV
                        Landlord and Personal Liability

     (a) The term "Landlord" as used in this Lease means only the then owner(s) or the Mortgagee in possession for the time being of the Land and Buildings, so that in the event of any sale of the Land and Buildings, Landlord herein shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder arising thereafter without the necessity of further agreement between the parties and such purchaser or assignee shall have assumed and agreed to observe and perform all obligations of Landlord hereunder.

     (b) Notwithstanding anything herein contained to the contrary, it is specifically understood and agreed that there shall be no personal liability on the part of the individual, officers, directors and shareholders who comprises Landlord, its successors or assigns, with respect to any of the terms, provisions, covenants and conditions of this Lease, and that Tenant shall look solely to the estate, property and equity of Landlord or such successor in interest in the Land and Buildings or the sales proceeds thereof and subject to the prior rights of any Mortgagee for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord, or by such successor in interest of any of the terms provisions, covenants and conditions of this Lease to be performed by Landlord which exculpation of personal liability shall be absolute and without exception.

                                  ARTICLE XXV
                                    Notices

     All notices, demands or requests required under the terms of this Lease shall be deemed to have been duly made or given when personally delivered or received by the United States mail, or express mailed with a widely recognized, reputable organization, postage prepaid, and addressed to the respective parties at the addresses set forth in Article I, or to such other address as either party may designate in writing, which notice of change of address shall be given in the same manner.

                                  ARTICLE XXVI
                          Covenants, Effect of Waiver

     (a) Every term, condition, agreement or provision set forth in this Lease shall be deemed to also constitute a covenant.

     (b) The waiver of any term, provision, covenant or condition by either party shall not be construed as a waiver of a subsequent breach of the same or any other term, provision, covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. The failure of either party to insist in any one or more instances upon the strict performance of any term, condition, provision, covenant or agreement or to exercise any option or any right hereunder, shall not be construed as a waiver or relinquishment of the same for the future. The receipt by Landlord of any Rent payment or the acceptance by Landlord of the performance of anything required to be performed by this Lease, with knowledge of a breach of any term, condition, provision or covenant of this Lease shall not be deemed a waiver of such breach. No term, condition, provision or covenant of this Lease shall be deemed to have been waived unless such waiver is in writing and signed by the waiving party. No payment by Tenant or receipt and/or acceptance by Landlord of a lesser sum than the agreed-upon Rent shall operate or be deemed or construed to be other than on account of the earliest Rent then unpaid, nor shall any endorsement or statement on any check or any letter or writing accompanying any check nor the acceptance of any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to its right to recover the balance of any Rent or to pursue any other remedy to which it may be entitled.

                                 ARTICLE XXVII
                                  Holding Over

     Any holding over or continued occupancy by Tenant after the expiration of the Term of this Lease shall not operate to extend or renew this Lease or to imply or create a new lease. In such event, Landlord shall have the right to immediately terminate Tenant's occupancy, or to treat Tenant's occupancy as a tenancy at sufferance. Tenant shall pay Fixed Rent during any holdover period at a rate of 130% of the Fixed Rent during the last month of the expired Term and shall continue to pay Additional Rent.

                                 ARTICLE XXVIII
                                   Attornment

     At the option of Landlord, a purchaser of the Land, Buildings and Premises, or the holder of any Mortgage affecting the Premises, Tenant agrees that neither the sale of the Land and Buildings, nor the foreclosure of any Mortgage affecting the Premises, nor the institution of any suit, action, summary or other proceeding by Landlord or any Mortgagee shall, by operation of law or otherwise, result in the cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees in such event to attorn to Landlord or to the holder of such Mortgage, or to the purchaser of the Land and Buildings, whether by foreclosure or otherwise. Tenant agrees to execute any document reasonably required to evidence such attornment, if requested, within ten (10) days of the request therefor.

                                  ARTICLE XXIX
                                     Broker

     Landlord and Tenant each represent to the other that they have dealt with no real estate broker other than Professional Real Estate Services, Inc., 1201 Dove Street, Suite 100, Newport Beach, California ("Broker"), in connection with this Lease. Landlord and Tenant agree that if any claims should be made for commissions by any other broker, the parties hereto will indemnify and save each other harmless from any and all claims, demands, losses, liabilities, judgments, costs, expenses, attorneys' fees or other damages resulting from, arising out of, or in connection therewith. Tenant agrees to pay the brokerage commission due in connection with this Lease to Broker in accordance with the terms and conditions of a separate agreement entered into or to be entered into between Tenant and Broker. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim for a sale or leasing commission which may be made by Broker or anyone claiming under Broker in connection with the purchase of the Premises by Landlord or the leasing of the Premises to Tenant, including any extensions or renewals of this Lease.

                                  ARTICLE XXX
                               Environmental Laws

     Section 30.1. Representations and Warranties. Tenant represents and
                   ------------------------------
warrants to Landlord and each Mortgagee that Tenant has conducted an appropriate inquiry and that except as disclosed in those specified reports listed on Exhibit "C" attached hereto and made a part hereof no Hazardous Substance (as
-----------
defined below) has been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under, from or about the Premises except in compliance with applicable Environmental Laws. Tenant will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under, from or about the Premises or transport to or from the Premises any Hazardous Substance except in compliance with applicable Environmental Laws and will use its best efforts not to allow or suffer any other person or entity to do so.

     Section 30.2  Compliance with Law. Tenant shall keep and maintain the
                   -------------------
Premises in compliance with, and shall use its best efforts not to cause, permit or suffer the Premises to be in violation of any Environmental Law (as defined below).

     Section 30.3. No Violation. Tenant represents and warrants to Landlord and
                   ------------
any Mortgagee that Tenant has not received any notice of a violation, and to its knowledge there are no violations, of any Environmental Law, nor incurred any previous liability therefor with respect to the Premises. Tenant shall give prompt written notice to Landlord of:

     (i) becoming aware of any use, generation, manufacture, production, storage, release, discharge or disposal of any Hazardous Substance on, under, from or about the Premises or the migration thereof to or from other property;

     (ii) the commencement, institution or threat of any proceeding, inquiry or action by or notice from any local, state or federal governmental authority with respect to the use or presence of any Hazardous Substance on the Premises or the migration thereof from or to other property;

     (iii) all claims made or threatened by any third party against Tenant or the Premises relating to any damage, contribution, cost recovery, compensation, loss or Injury resulting from any Hazardous Substance;

     (iv) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law, or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law; and

     (v) obtaining knowledge of any incurrence of expense by any governmental authority or others in connection with the assessment, containment or removal of any Hazardous Substance located on, under, from or about the Premises or any property adjoining or in the vicinity of the Premises.

     Section 30.4. Legal Proceedings. Landlord shall have the right, but not the
                   -----------------
obligation, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Premises in connection with any Environmental Law at its own expense or be defended by Tenant from and against any such proceedings or actions with counsel chosen by

Landlord (provided that Landlord and Tenant shall attempt, in good faith, to agree on one counsel to represent both Landlord and Tenant, if in Landlord's good faith determination such joint representation is feasible or appropriate under the circumstances), and shall have the right to make inquiry of and disclose all information to appropriate governmental authorities when advised by counsel that such disclosure may be required under applicable law.

     Section 30.5. Authorization. Without Landlord's prior written consent,
                   -------------
which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not take any remedial action, other than pursuant to the plan developed in accordance with Section 30.7, in response to the presence of any Hazardous Substance on, under, from or about the Premises, nor enter into any settlement, consent or compromise which might, in Landlord's reasonable judgment, impair the value of Landlord's interest in the Premises under this Lease; provide, however, that Landlord's prior consent shall not be necessary if the presence of Hazardous Substance on, under, from or about the Premises either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not practical or possible to obtain Landlord's consent before taking such action. In such event, Tenant shall notify Landlord as soon as practicable of any action so taken. Landlord agrees not to withhold its consent, where such consent is required hereunder, if either (i) a particular remedial action is ordered by a court or any agency of competent jurisdiction, or (ii) Tenant establishes to the reasonable satisfaction of Landlord that there is no reasonable alternative to such remedial action which would result in less impairment of Landlord's interest in the Premises.

     Section 30.6. Environmental Indemnification. Tenant shall protect,
                   -----------------------------
indemnify and hold harmless Landlord and each Mortgagee, their respective directors, officers, partners employees, agents, successors and assigns from and against (a) any and all claim, loss, damage, cost, expense, liability, fines, penalties, charges, administrative and judicial proceedings and orders, judgments. remedial action requirements, enforcement actions of any kind (including, without limitation, reasonable attorneys' and costs) directly or indirectly arising out of or attributable to, in whole or in part, the breach of any of the covenants. representations and warranties of this Article XXX or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, from or about the Premises due to the actions of Tenant, or any of its employees, agents, contractors of subcontractors, or (b) any other activity carried on or undertaken on or off the Premises, whether during the period of Tenant's ownership of the Premises or during the Term, by Tenant or any employees, agents, contractors or subcontractors of Tenant or any third persons present on the Premises with the consent of the Tenant, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance located or present on, under, from or about the Premises during the Term or Tenant's ownership of the Premises or both, including, without limitation: (i) the costs of any required or necessary repair, cleanup or detoxification of the Premises and the preparation and implementation of any closure, remedial or other required plans including, without limitation: (A) the costs of removal or remedial action incurred by the United States Government or the state in which the Premises are located, or response costs incurred by any other person, or damages from injury to, destruction of, or loss of natural resources, including the costs of assessing such injury, destruction or loss, incurred pursuant any Environmental Law; (B) the clean-up costs, fines, damages or penalties incurred pursuant to the provisions of applicable state law; and
(C) the cost and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any other statute, state or federal; and (ii) liability for personal injury or property damage, including damages assessed for the maintenance of the public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity.

     This indemnity is intended to be operable under 42 U.S.C. Section 9607(e)(1), and any successor section thereof and shall survive expiration or earlier termination of this Lease and any transfer of all or a portion of the Premises by Tenant.

     The foregoing indemnity shall in no manner be construed to limit or adversely affect Landlord's rights under this Article XXX, including, without limitation, Landlord's rights to approve any Remedial Work (as defined below) or the contractors and consulting engineers retained in connection therewith.

     Section 30.7. Remedial Work.  In the event that any investigation, site
                   -------------
monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work'") is required of Landlord or Tenant by any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity or person because of, or in connection with, the current at future presence, suspected presence, release or suspected release of a Hazardous Substance in of into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Premises (or any portion thereof), Tenant shall within thirty (30) days after written demand for performance thereof by Landlord (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion, within such period of time as may be required under any applicable law, regulation, order or agreement, all such Remedial Work at Tenant's sole expense in accordance with the requirements of any applicable governmental authority or Environmental Law. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Landlord and under the supervision of a consulting engineer in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant as Additional Rent, including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to complete the Remedial Work within the time required above, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith shall be paid by Tenant to Landlord as Additional Rent forthwith.

     Section 30.8. Inspections. In the event that Landlord reasonably believes
                   -----------
that there may be a violation or threatened violation by Tenant of any Environmental Law or a violation or threatened violation by Tenant of any covenant under this Article XXX. Landlord is authorized, but not obligated, by itself, its agents, employees or workmen to enter at any reasonable time, so long as Landlord uses its reasonable best efforts to not unduly interfere with Tenant's normal conduct of business, upon any part of the Premises for the purposes of inspecting the same for Hazardous Substances and Tenant's compliance with this Article XXX, and such inspections may include, without limitation, soil borings. Tenant agrees to pay to Landlord, upon Landlord's demand, all actual and customary expenses, costs or other amounts incurred by Landlord in performing any inspection for the purposes set forth in this Section 30.8 which results in the confirmation of the existence of Hazardous Substances in violation of any Environmental Law or Tenant's obligations under this Lease.

     Section 30.9. Costs and Expenses.  All costs and expenses incurred by
                   ------------------
Landlord under this Article XXX shall be immediately due and payable as Additional Rent upon demand and shall bear interest at the Default Rate from the date of notice of such payment by Landlord and the expiration of any grace period provided herein until repaid.

     Section 30.10. "Environmental Laws" shall mean any federal, state or local
                     ------------------
law, statute, ordinance or regulation pertaining to health, industrial hygiene, hazardous waste or the environmental conditions on, under, in or about the Premises, including, without limitation, the laws listed in the definition of Hazardous Substances below.

     Section 30.11. "Hazardous Substances" shall mean any element, compound,
                     --------------------
chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as a "hazardous substance", "hazardous waste" or "hazardous material" under any federal, state or local statute, regulation or ordinance applicable to a real property, as well as any amendments and successors to such statute and regulations, as may be enacted and promulgated from time to tune, including, without limitation, the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U. S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. (S) 9601 et seq.); (ii) the Resource Conservation and Recovery Act of
                ------
1976 (42 U.S.C. (S) 6901 et seq.); (iii) the Hazardous Materials Transportation
                         ------
Act (49 U.S.C. (S) 1801 et. seq.); (vi) the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.; (v) the Clean Air Act (33 U.S.C.-(S) 1251 et seq.);
                ------                                             ------
(vi) the Clean Air Act (42 U.S.C. (S) 7401 et seq.); (vii) the Safe Drinking
                                           ------
Water Act (21 U.S.C. (S) 349, 42 U.S.C. (S) 201 and (S) 300f et seq.); (viii)
                                                             ------
the National Environmental Policy Act of 1969 (42 U.S.C. (S) 3421); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. (S) 1101 et seq.).
                                                                    ------

                                  ARTICLE XXXI
                               Validity of Lease

     The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect, unless such provisions shall relate, in any material respect, to any payment of Rent hereunder, in which event, Landlord, on not less than thirty (30) days' written notice to Tenant, shall have the right to terminate this Lease on the date specified in such notice, whereupon all Rent charges shall be apportioned as of the date of termination and with the same force and effect as if the Lease terminated on the maturity date set forth herein. This Lease shall be interpreted, governed by and enforced in accordance with the laws of the state in which the Premises are located.

                                 ARTICLE XXXII
                                   Reference

     Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, if applicable. The paragraph headings and captions used herein are for reference and convenience only. The words "re-enter" and "re-entry" as used herein are not restricted to their technical legal meaning.

                                 ARTICLE XXXIII
                                Entire Agreement

     This Lease contains the entire agreement between the parties. No oral statement or prior written matter shall have any force or effect nor shall the waiver of any provision of this Agreement be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This Agreement shall not be modified except by a writing executed by both parties, nor may this Lease be cancelled by Tenant except with the written consent of Landlord, unless otherwise specifically provided herein. The covenants, provisions, terms, conditions and agreements contained in this Lease shall bind Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of Landlord, Tenant, their respective successors, the assigns of Landlord and the assigns or sublessees of Tenant who shall have obtained an assignment of lease or sublease in accordance with the provisions of this Lease hereto.

                                 ARTICLE XXXIV
                                Merger of Title

     There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, or
(b) the ground leasehold estate in the Premises, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person.

                                  ARTICLE XXXV
                             Assignment by Landlord

     Except in connection with any indebtedness secured by the Premises from time to time, Landlord agrees not to assign all or any part of Landlord's interest in this Lease or the Premises to any party who, at the time of such assignment, is a material competitor of Tenant in the business of information technology or has been or is involved in material litigation or threatened litigation with Tenant (collectively, an "adverse assignee") without first offering the Premises to Tenant on the same terms and conditions contained in any such offer. Landlord may in writing submit to Tenant the name of any party to whom Landlord wishes to assign all or any part of Landlord's interest in this Lease. Within fifteen (15) days after receipt, Tenant shall in writing advise Landlord that such party is or is not an adverse assignee and whether Tenant wishes to exercise its right of first offer. Any exercise of the right of first offer shall be in accordance with the provisions of Article XV. If Tenant fails to respond to Landlord within such period of time, said party shall been deemed not to be an adverse assignee. The limitations set forth in this Article shall not apply to any purchaser at a judicial or non-judicial foreclosure sale, or to any deed in lieu of foreclosure to or on behalf of a Mortgagee, pursuant to the terms of any Mortgage.

                                 ARTICLE XXXVI
                        Ground Lease and Bond Documents

     During the Term, Tenant shall not do or permit anything that would violate, breach, or be contrary to any of the terms, conditions or covenants of the Ground Lease and the Bond Documents, and Tenant shall observe and perform all the obligations of Landlord under the Ground Lease and the Bond Documents which relate to Tenant's use and occupancy of the

Premises other than the payment rent.

                                 ARTICLE XXXVII
                                 Miscellaneous

     Section 37.1 Amendments and Modifications.  Neither this Lease, any lease
                  ----------------------------
supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Landlord and Tenant.

     Section 37.2 Successors and Assigns. All the terms and provisions of this
                  ----------------------
Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 37.3 Headings and Table of Contents.  The headings and table of
                  ------------------------------
contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 37.4 Counterparts. This Lease may be executed in any number of
                  ------------
counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

     Section 37.6 Governing Law. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED
                  -------------
AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY.

     Section 37.7 Lease Contingency. Notwithstanding any other terms and
                  -----------------
provisions of this Lease, this Lease shall not be effective unless and until Lessor acquires the leasehold title to the Premises, but upon the acquisition of such title, this Lease shall become effective and in full force and effect without further action of the parties. If Lessor shall not have acquired such title on or before September 28, 2001, then this Lease shall be null and void and of no further force and effect.

          The balance of this page has been left blank intentionally.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

     WITNESS:                       LANDLORD:

     /s/ W. L. O'Callaghan
     -----------------------        WELLS OPERATING PARTNERSHIP, L.P., a
                                    Delaware limited partnership
                                    By:  Wells Real Estate Investment Trust,
                                         Inc., its General Partner

                                    By:  /s/ Douglas P. Williams
                                         --------------------------

                                    Its: Douglas P. Williams
                                         --------------------------
                                         Executive Vice President

     WITNESS:                       TENANT:

                                    INGRAM MICRO L.P.,
     /s/ [ILLEGIBLE]                a Tennessee Limited Partnership
     ----------------------         By:  Ingram Micro Inc.,
                                         its General Partner

                                    By:  /s/ Mr. Paul H. LaPlante
                                         ------------------------

                                    Its: President
                                         ------------------------